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                                                                   EXHIBIT 10.36

                                 AIRTRON, INC.
                        1997 CORPORATE STAFF BONUS PLAN


Eligibility:   President, Chief Financial Officer

Participation: Participation in the plan commences plan year. Any participant who terminated employment with Airtron for any reason except retirement or disability prior to the fiscal year end will forfeit any bonus award.

               Any participant who retires, is disabled or who transfers to another job within the company will receive a prorated bonus based upon the number of completed accounting months spent as a participant in the plan during the plan year.

Bonus Award:   President = 2.5% of pre-tax net profit, excluding interest, closing costs and gain or loss of fixed assets.

               CFO = 1.0%.


               NOTE: Bonus will not be paid unless the total company has satisfied the company's lender charge. Gain or loss on the sales of fixed assets will not be in the calculation of the finance charge.

For the purpose of calculating division operating profit, the following adjustments to the February 28 operating statement shall apply:

     * Exclude any gain or loss on the sale of fixed assets.
     * Exclude any unusual gains or losses arising from accounting charges during the year.
     * Include accrued bonus.
     * Any unusual non-reoccurring expense must be approved by Corporate Management before inclusion.

Bonus Payment: The bonus will be paid after certification of the year end profit and loss statement by Airtron's independent accounting firm.

                     /s/ JAMES D. JENNINGS                      3/17/97
APPROVAL SIGNATURE: ____________________________  DATE: ________________________
                    President